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                                                                    Exhibit 99.1

        Barry I. Hechtman, P.A., Certified Public Accountants Letterhead





                                                                  April 10, 2001


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

         We were previously principal accountants for Rompus Interactive Corp. and until the date of September 12, 1999, we reported on the financial statements of Rompus Interactive Corp. for the years ended 1997 and 1998. On September 12, 1999, we resigned as the principal accountants of Rompus Interactive Corp., having advised Rompus Interactive Corp. that it retain an accounting firm more familiar with SEC requirements.

         We have read Rompus Interactive Corp.'s statements included under Item 4 of its Form 8-K dated April 10, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with Rompus Interactive Corp.'s statements that the Board of Directors approved the appointment of Grant Thornton LLP, and that Grant Thornton LLP was engaged to serve as Rompus Interactive Corp.'s independent accountants.

Very truly yours,


/s/ BARRY I. HECHTMAN, P.A.
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BARRY I. HECHTMAN, P.A.,
 CERTIFIED PUBLIC ACCOUNTANTS


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